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                                                                 Exhibit 10.7(b)


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT IN COMPLIANCE WITH SUCH LAWS. THE TRANSFER OF THIS NOTE IS ALSO SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE PARTICIPATING SHAREHOLDER'S AGREEMENT, DATED OCTOBER 30, 1992, BETWEEN THE COMPANY AND THE PAYEE.

                              INDIAN OIL COMPANY

                                UNSECURED NOTE

                                                         Date:  January 20, 1993
$1,232,679.24

     On or before January 20, 2003, INDIAN OIL COMPANY, an Oklahoma corporation (the "Company"), for value received, hereby promises to pay to RICHARD R. DUNNING the principal amount of One Million Two Hundred Thirty-Two Thousand Six Hundred Seventy-Nine Dollars and Twenty-Four Cents ($1,232,679.24), together with interest on the principal amount from time to time remaining unpaid hereon at the rate of 10% per annum from the date hereof until maturity, payable on the first day of each March, June, September, and December of each year and at maturity. Both the principal hereof and interest hereon are payable at the principal office of the Company in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next following Business Day. "Business Day" means any day other than a Saturday, Sunday, statutory holiday or other day on which national banks in the United States are required by law to close or are customarily closed. Interest shall be computed on the actual number of days elapsed based on a year consisting of 360 days.

     This Note is one of several Notes, all dated January 20, 1993, issued by the Company in the aggregate principal amount of $2,000,000, and is issued under and pursuant to the terms and provisions of those certain Participating Shareholder's Agreements, all dated as of October 30, 1992, entered into by the Company with the original purchasers of the Notes. All of the terms, conditions, representations, warranties, covenants, and agreements contained in the Participating Shareholder's Agreement are hereby incorporated by reference herein.

     This Note and any other Notes outstanding under the Participating Shareholder's Agreements may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Participating Shareholder's Agreements. Any payment of principal and, to the extent legally enforceable, interest which is not paid when due shall bear interest at the rate of 18% per annum from the due date until paid.

     The Company may prepay the Notes in whole or in part at any time without penalty, provided that prepayments shall be made on a pro rata basis on all Notes and all unpaid accrued interest on the full unpaid principal balance of the Note shall be paid with any prepayment.
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     This Note is subject to certain restrictions on transfer as set forth in the Participating Shareholder's Agreements.

     Notwithstanding any agreement to the contrary, in no event, whether by reason of acceleration of the maturity of this Note, prepayment of this Note in whole or in part or otherwise, shall the amount paid or agreed to be paid for the use, forbearance, or detention of the money loaned hereunder, or for the payment or performance of any covenant or obligation contained in any other document evidencing, securing or pertaining to this Note, exceed the maximum amount permissible under applicable state law, if any, and federal law. If from any circumstances whatsoever fulfillment of any provision hereof or of any of such other documents, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso
                                                                          ----
facto, the obligation to be fulfilled shall be reduced to the limit of such
-----
validity, and if from any such circumstance there shall be paid interest or anything of value deemed interest under applicable law which would exceed the maximum rate allowed under law, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing on account of this Note and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note, such excess shall be refunded to the Company. All sums paid or agreed to be paid for the use, forbearance or detention of the indebtedness of the Company shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so the actual rate of interest on account of such indebtedness complies with applicable law throughout the term thereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements relating to the indebtedness evidenced by this Note.

     This Note is governed by and construed in accordance with the laws of Oklahoma.


                              INDIAN OIL COMPANY



                         By:________________________________
                              Richard R. Dunning, President